UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2017

UGI Utilities, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-1398	23-1174060
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 N. 12th Street, Suite 360, Reading, Pennsylvania		19612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 796-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2017, UGI Utilities, Inc. (the "Company"), entered into an unsecured Credit Agreement (the "Credit Agreement") among the Company, as borrower, PNC Bank, National Association, as administrative agent, The Bank of New York Mellon as syndication agent, PNC Capital Markets LLC and Citizens Bank, N.A., as joint lead arrangers, PNC Capital Markets LLC as sole bookrunner, Branch Banking and Trust Company and F.N.B. Corporation, as documentation agents, and certain other lenders (the "Lenders") consisting of a $125,000,000 term loan facility (the "Term Loan Facility").

Base Rate Advances (as defined in the Credit Agreement) will bear interest at a rate equal to the sum of (1) the highest of (a) the Overnight Bank Funding Rate (as defined in the Credit Agreement) plus 0.50%, (b) the prime rate, or (c) the daily LIBOR rate plus 1.0%, and (2) the Applicable Margin (as defined in the Credit Agreement), each as in effect on the date of the borrowing. The Applicable Margin will be based on the credit ratings assigned to certain indebtedness of the Company. Eurodollar Rate Advances (as defined in the Credit Agreement) will bear interest at a rate equal to the sum of (1) the London interbank offered rates divided by a number equal to 1.00 minus the Eurodollar Rate Reserve Percentage (as defined in the Credit Agreement), and (2) the Applicable Margin.

The Credit Agreement has a maturity date of October 30, 2018. The maturity date may be extended to October 30, 2022, if, on or before October 30, 2018, the Company satisfies certain requirements relating to approval of the Credit Agreement by the Pennsylvania Public Utility Commission. The Company may voluntarily prepay its borrowings under the Credit Agreement, in whole or in part, without any premium or penalty.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants relating to the maintenance of a financial ratio, financial reporting, compliance with laws, payment of taxes, preservation of existence, books and records, maintenance of properties and insurance, limitations on liens, restrictions on mergers, and limitations on changes in the nature of the Company’s business.

The Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe covenants within a specified period of time, a cross-default to other Company indebtedness of a specified amount, the bankruptcy or insolvency of the Company, monetary judgment defaults of a specified amount, a change of control of the Company, and ERISA defaults resulting in liability for a specified amount. In the event of a default by the Company, the requisite number of Lenders (or the agent at their request) may declare all amounts owed under the Credit Agreement immediately due and payable. For defaults related to insolvency and receivership, all amounts owed will automatically become immediately due and payable. Under the terms of the Credit Agreement, a 2% interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing description in Item 1.01 above regarding the Company's borrowing under the Credit Agreement is incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Credit Agreement, dated October 31, 2017, by and among UGI Utilities, Inc., PNC Bank National Association, as administrative agent, The Bank of New York Mellon, as syndication agent, and certain other lenders named therein.

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated October 31, 2017, by and among UGI Utilities, Inc., PNC Bank National Association, as administrative agent, The Bank of New York Mellon, as syndication agent, and certain other lenders named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Utilities, Inc.

November 6, 2017	By:	/s/ G. Gary Garcia

Name: G. Gary Garcia
Title: Assistant Treasurer

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